Path 1 Network Technologies Inc.

                                                     3636 Nobel Drive, Suite 275
                                                            San Diego, CA  92122
                                                              Phone 858.450.4220
                                                                Fax 858.450.4203
                                                                   www.path1.net



September 28, 2001


Mr. Robert Packer
PO Box 7255
Rancho Santa Fe, CA  92067

Dear Bob:

On behalf of Path 1 Network Technologies Inc., I would like to invite you to become a Director on our Board of Directors. We believe your skills and talents would greatly add to this distinguished panel.

     Position:               Director and a Member of the Audit Committee
     Reporting to:           Chairman of the Board of Directors
     Monthly Compensation:   US$2,000, a portion of which you may utilize to
                             participate in the company's benefit programs.
     Stock Options:          Non-qualified options on 25,000 shares of Path 1
                             Common Stock with an exercise price at FMV, vested over eight quarters in accordance with the company's Stock Option Plan, subject to Board approval.

     Start Date:             Immediate

Additionally, I wish to inform you that our CEO, Frederick Cary, has indicated that he wants to offer each of the outside directors an additional 25,000 options. This request is being reviewed by our Compensation Committee and has been given priority.

We look forward to your acceptance of this offer and to a mutually rewarding professional relationship.

Sincerely,

Path 1 Network Technologies Inc.

/s/ Reginald J. Tiessen
Reginald J. Tiessen
Chairman of the Board

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         If you agree to all the terms and conditions of this agreement,  please sign and return to me, at which time it will become binding.

        /s/ Robert Packer                                       9/28/01
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